UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 2.02. Results of Operations and Financial Condition.

On March 16, 2018, Citi Trends, Inc. (the “Company”) issued a press release reporting its financial results for its fourth quarter and fiscal year ended February 3, 2018 (the “Earnings Release”). A copy of the Earnings Release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1, the contents of which are incorporated herein solely for purposes of this Item 2.02 disclosure.

The information in this Item 2.02, including the Earnings Release attached to this Current Report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 2.02, including the Earnings Release, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President, Chief Executive Officer and Director

On March 15, 2018, the Board of Directors of the Company promoted Bruce D. Smith, the Company’s current Acting Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Secretary, to the position of President, Chief Executive Officer and Secretary. Also on March 15, 2018, in accordance with the Company’s bylaws, the Board of Directors approved an increase in the total number of directors to serve on the Board of Directors to eight, and appointed Mr. Smith to serve as a Class I director, both such actions effective March 15, 2018.  Mr. Smith will not sit on any of the audit, compensation or nominating and corporate governance committees of the Board and is not expected to sit on any other committee at this time.  Mr. Smith will not receive additional compensation for his services as a director.

Mr. Smith, age 59, has served as the Acting Chief Executive Officer of the Company since March 23, 2017, and the Company’s CFO, COO and Secretary since March 2015.  Prior to that role, he served as the Company’s Executive Vice President and CFO from March 2010 to March 2015, and Senior Vice President and CFO from April 2007 to March 2010. From 2005 to March 2007, Mr. Smith served as Executive Vice President, Chief Financial Officer and Treasurer of Hancock Fabrics, Inc. (“Hancock”), a specialty retailer of fabrics and related accessories, and served as the Senior Vice President, Chief Financial Officer and Treasurer of Hancock from 1996 until 2005.  From 1991 to 1996, Mr. Smith served as Executive Vice President and Chief Financial Officer of Fred’s, Inc.  From 1980 to 1991, Mr. Smith was a Senior Manager with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Smith is a certified public accountant.

In connection with his promotion to President and Chief Executive Officer, Mr. Smith will receive a salary of $550,000 per year and will be eligible to receive an annual cash bonus equal to 100% of his base salary upon achievement of certain performance targets, which include the attainment of certain earnings targets for the Company, and with the potential to receive an annual cash bonus in excess of such amount to the extent performance targets are exceeded.  Mr. Smith will also continue to be eligible to receive annual equity incentive awards and to receive the same employee benefits he received as Acting CEO, CFO, COO and Secretary of the Company.

In addition, Mr. Smith has entered into a new Employment, Non-Compete, Non-Solicit and Confidentiality Agreement (the “Smith Restrictive Covenant Agreement”) and a new Severance Agreement (the “Smith Severance Agreement”) with the Company, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively. Pursuant to the Smith Restrictive Covenant Agreement, Mr. Smith has agreed to (i) not work for a competitor during the term of his employment or for one year following termination of employment with the Company, (ii) not solicit any of the Company’s merchandise vendors for a period of eighteen months following termination of employment with the Company, and (iii) not solicit any employee of the Company during the term of his employment or for a period of two years following termination of employment with the Company, in each case, regardless of the reason for termination.  Pursuant to the Smith Severance Agreement, if the Company terminates the executive’s employment without Cause (as defined in the severance agreement) or if the executive terminates his employment within twelve months of a Change in Control (as defined in the severance agreement), provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary, and will pay the executive the full monthly cost, less applicable tax withholdings, to provide the same level of group health insurance maintained by the executive as of his separation from service for twelve months.

Chief Financial Officer

On March 15, 2018, the Board of Directors of the Company promoted Stuart Clifford, the Company’s current Vice President, Finance, to the position of Senior Vice President and Chief Financial Officer.

Mr. Clifford, age 64, has served as the Vice President, Finance of the Company since October 2014.  Prior to that role, he served as the Company’s Director of Accounting from July 2007 to September 2014.  Prior to joining the Company, Mr. Clifford served in various financial and operational positions with Friedman’s Jewelers from 1992 to 2004.

In connection with his promotion to Senior Vice President and Chief Financial Officer, Mr. Clifford will receive a salary of $225,000 per year and will be eligible to receive an annual cash bonus equal to 50% of his base salary upon achievement of certain performance targets, which include the attainment of certain earnings targets for the Company, and with the potential to receive an annual cash bonus in excess of such amount to the extent performance targets are exceeded.   Mr. Clifford will also continue to be eligible to receive annual equity incentive awards and to receive the same employee benefits he received as Vice President, Finance of the Company.

In addition, Mr. Clifford has entered into an Employment, Non-Compete, Non-Solicit and Confidentiality Agreement (the “Clifford Restrictive Covenant Agreement”) and a Severance Agreement (the “Clifford Severance Agreement”) with the Company, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively.  Pursuant to the Clifford Restrictive Covenant Agreement, Mr. Clifford has agreed to (i) not work for a competitor during the term of his employment or for one year following termination of employment with the Company, (ii) not solicit any of the Company’s merchandise vendors for a period of eighteen months following termination of employment with the Company, and (iii) not solicit any employee of the Company during the term of his employment or for a period of two years following termination of employment with the Company, in each case, regardless of the reason for termination.  Pursuant to the Clifford Severance Agreement, if the Company terminates the executive’s employment without Cause (as defined in the severance agreement) or if the executive terminates his employment within twelve months of a Change in Control (as defined in the severance agreement), provided that within such period the executive’s job duties have been materially diminished or compensation has been materially decreased, the Company will provide the executive with separation payments of twelve months base salary, and will pay the executive the full monthly cost, less applicable tax withholdings, to provide the same level of group health insurance maintained by the executive as of his separation from service for twelve months.

The summary of the Smith Restrictive Covenant Agreement, the Smith Severance Agreement, the Clifford Restrictive Covenant Agreement and the Clifford Severance Agreement above does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

On March 16, 2018, the Company issued a press release announcing Mr. Smith’s promotion to President, Chief Executive Officer and Secretary and Mr. Clifford’s promotion to Senior Vice President and Chief Financial Officer, which press release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 16, 2018, the Company also announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $25 million of its common stock (the “Share Repurchase Program”). Repurchases under the Share Repurchase Program may be made at management’s discretion from time to time, with no time limit, on the open market, in privately negotiated transactions or otherwise, in each case subject to compliance with all Securities and Exchange Commission rules and other legal requirements, and may be made in part under one or more Rule 10b5-1 plans, which permit stock repurchases at times when the Company might otherwise be precluded from doing so.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Non-Compete, Non-Solicit and Confidentiality Agreement, dated as of March 15, 2018, between Citi Trends, Inc. and Bruce D. Smith

10.2	Severance Agreement, dated as of March 15, 2018, between Citi Trends, Inc. and Bruce D. Smith

10.3	Employment Non-Compete, Non-Solicit and Confidentiality Agreement, dated as of March 15, 2018, between Citi Trends, Inc. and Stuart Clifford

10.4	Severance Agreement, dated as of March 15, 2018, between Citi Trends, Inc. and Stuart Clifford

99.1	Earnings Release dated March 16, 2018

99.2	Press Release, dated March 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 16, 2018
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	President and Chief Executive Officer